EXHIBIT 3.1

AS OF APRIL 28, 2016

BY-LAWS
OF
PVH CORP.

ARTICLE I
STOCKHOLDERS
SECTION 1.                                  Annual Meetings.  A meeting of the stockholders shall be held annually at 10:00 A.M. on the first Tuesday after the first Monday in June, or at such other time and on such other date and at such place, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other proper business as may come before the meeting.

SECTION 2.                                  Special Meetings.  Special meetings of the stockholders may be called at any time by the Chairman of the Board, the Chief Executive Officer or by the President or by the Board of Directors or by the Executive Committee, and shall be called by the Secretary upon the written request of stockholders of record holding a majority of the outstanding shares of the Corporation entitled to vote at the meeting, which request shall state the purpose or purposes for which the meeting is to be called.  Special meetings of the stockholders shall be held at such time and on such date and at such place, within or without the State of Delaware, as shall be specified in the call thereof.

SECTION 3.                                  Notice of Meetings.  Written notice of each annual or special meeting of the stockholders shall be given which shall state the place, date and hour thereof, and, in the case of a special meeting, the purpose or purposes for which the meeting is called and the person or persons who shall have called the meetings.  The written notice of any meeting shall be given, not less than ten or more than sixty days before the date of the meeting, to each stockholder entitled to vote at the meeting.  If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.  If the notice of a special meeting shall state as a purpose of the meeting the transaction of any business that may come before the meeting, then at the meeting any proper business may be transacted, whether or not referred to in the notice thereof.

SECTION 4.                                  Quorum.  At any meeting of the stockholders, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Corporation entitled to vote thereat shall be necessary to constitute a quorum for the transaction of any business.  If there shall not be a quorum at any meeting, the holders of a majority of the shares entitled to vote thereat who shall be present at the meeting, in person or by proxy, may adjourn the meeting from time to time without further notice until holders of a majority of the outstanding shares entitled to vote thereat shall attend.  At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting.

SECTION 5.                                  Voting.  Each share entitled to vote on any matter at any meeting of the stockholders, present in person or by proxy, shall carry the right to one vote on such matter.

SECTION 6.                                  Inspectors.  The Board of Directors, in advance of any meeting of the stockholders, may appoint one or more inspectors to act at the meeting.  If inspectors are not so appointed, the person presiding at the meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint inspectors.  If appointed on the request of a stockholder, the holders of a majority of the shares present and entitled to vote thereat shall determine the number of inspectors to be appointed.  If any person so appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at the meeting with strict impartiality and according to the best of his ability.  The inspectors so appointed shall determine the number of shares outstanding, the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results and do such acts as are proper to conduct the election or vote with fairness to all stockholders.  On request of the person presiding at the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.  Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

SECTION 7.                                  Action Without a Meeting.  Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.  Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days after the earliest dated consent delivered in the manner required by this section to the Corporation, written consents signed by a sufficient number of stockholders to take action are delivered in the manner required by this section to the Corporation.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation as provided in this section.  All provisions of Section 228 of the Delaware General Corporation Law shall apply in connection with any stockholder action taken by written consent.

ARTICLE II
DIRECTORS
SECTION 1.                                  Number; Qualification; Election; Term of Office.  The number of directors of the Corporation shall be ten or such other number, but not more than 21 or less than nine, as the Board of Directors may from time to time determine.  Directors need not be stockholders.  At each annual meeting of the stockholders, directors shall be chosen for a term of one year to succeed those whose terms expire.  Each director shall be elected by the vote of the majority of the votes cast with respect to such director at any meeting called for the purpose of electing directors at which a quorum is present.  Notwithstanding the foregoing, if the number of nominees exceeds the number of directors to be elected at any such meeting, then each director shall be elected by the vote of a plurality of the votes cast.  For purposes of this Section, a majority of the votes cast means that the number of votes "for" a director must exceed the number of votes "against" that director, with abstentions being excluded.  Each Director shall hold office until the next annual meeting and until his or her successor shall be duly elected and qualified or until his or her earlier death, resignation or removal.

SECTION 2.                                  Duties and Powers.  The Board of Directors shall manage the business and affairs of the Corporation.

SECTION 3.                                  Chairman of the Board.  The Board of Directors shall annually select one of its members, who may be an executive of the Corporation, to be Chairman of the Board and shall fill any vacancy in the position of Chairman of the Board at such time and in such manner as the Board of Directors shall determine.  The Chairman of the Board shall preside at all meetings of the Board of Directors and of stockholders.  The Chairman shall perform such other duties and services as shall be assigned to or required of the Chairman by the Board of Directors.

SECTION 4.                                  Meetings.  A meeting of the Board of Directors shall be held for the election of officers and for the transaction of such other business as may come before the meeting as promptly as practicable after the annual meeting of the stockholders.  Other regular meetings of the Board of Directors may be held at such times and at such places as the Chairman of the Board, the Chief Executive Officer or the President may from time to time determine.  Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the Chief Executive Officer or by the President or by a majority of the directors then in office.  Meetings of the Board of Directors may be held within or without the State of Delaware.

SECTION 5.                                  Notice of Meetings.  Notice of each regular or special meeting of the Board of Directors shall be given by service on each director in person or by mailing or telegraphing the same to him at his address as it appears on the records of the Corporation at least one day, if given in person or by telegraphing the same, or at least three days, if given by mailing the same, before the date designated for such meeting, specifying the place, date and hour of the meeting and, if it is for a special meeting, the purpose or purposes for which the meeting is called.  At any meeting of the Board of Directors at which every director shall be present, even though without such notice, any business may be transacted.  Any acts or proceedings taken at a meeting of the Board of Directors not validly called or constituted may be made valid and fully effective by ratification at a subsequent meeting which shall be legally and validly called or constituted.  Notice of any regular meeting of the Board of Directors need not state the purpose of the meeting and, at any regular meeting duly held, any business may be transacted.  If the notice of a special meeting shall state as a purpose of the meeting the transaction of any business that may come before the meeting, then at the meeting any business may be transacted, whether or not referred to in the notice thereof.

SECTION 6.                                  Quorum and Voting.  At any meeting of the Board of Directors, the presence of one-third of the directors then in office shall constitute a quorum for the transaction of business.  The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.  At all meetings of the Board of Directors, each director shall have one vote.

SECTION 7.                                  Resignation.  Any director may resign at any time upon written notice to the Corporation.  Any such resignation may provide that such resignation shall take effect, immediately or on any future date stated in such notice, without acceptance by the Corporation.

SECTION 8.                                  Vacancies.  In the event that any vacancy shall occur in the Board of Directors, whether because of death, resignation, removal, newly created directorships resulting from any increase in the authorized number of directors or any other reason, such vacancy may be filled by the vote of a majority of the directors then in office, although less than a quorum, at any meeting of the Board of Directors.  A director elected to fill a vacancy, other than a newly created directorship, shall hold office for the unexpired term of his predecessor.  A director elected to fill a newly created directorship shall be elected for a term expiring at the next annual meeting of stockholders.

SECTION 9.                                  Committees.  The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate an Executive Committee consisting of not more than four directors, one of whom shall be the Chairman of the Board, and, if the Chairman is not an executive, one of whom shall be the Chief Executive Officer, to serve at the pleasure of the Board of Directors.  The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate such other Committees as it shall from time to time determine to be desirable, each Committee to consist of two or more directors, to serve at the pleasure of the Board of Directors.  The Board of Directors may designate one or more directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the Committee.  In the absence or disqualification of a member of any Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of such absent or disqualified member.  Each Committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, may authorize the seal of the Corporation to be affixed to all papers which may require it and may declare a dividend or authorize the issuance of stock; but no Committee shall have the power or authority in reference to amending the Certificate of Incorporation or the By-Laws, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets or recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution.

SECTION 10.                                  Compensation.  The Board of Directors may fix the compensation of directors for service in any capacity and may fix fees for attendance at meetings and may authorize the Corporation to pay the traveling and other expenses of directors incident to their attendance at meetings.

SECTION 11.                                  Salaries.  The salary of the Corporation's Chief Executive Officer or other person serving as the Corporation's principal executive officer and all of the Corporation's "officers" as defined in Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934 shall be approved by the Board of Directors.

ARTICLE III

OFFICERS
SECTION 1.                                  Election.  At the first meeting of the Board of Directors after each annual meeting of the stockholders, the Board of Directors shall elect or appoint a Chief Executive Officer, a President, one or more Executive Vice-Presidents and Vice-Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers, and may elect or appoint at such time and from time to time such additional officers as it deems advisable.  No officer need be a director, except the Chairman of the Board and the President.

SECTION 2.                                  Term of Office and Vacancies.  Each officer shall hold office until his successor is elected or appointed and qualified or until his earlier resignation or removal.  Any vacancy occurring in any office, whether because of death, resignation, removal, with or without cause, or any other reason, shall be filled by the Board of Directors.

SECTION 3.                                  Chief Executive Officer.  The Chief Executive Officer of the Corporation shall be the most senior executive officer of the Corporation and, subject to the provisions of these By-Laws and the control of the Board of Directors, shall have general and active management, direction, and supervision over the business of the Corporation and over its officers.  The Chief Executive Officer shall perform all duties incident to the office of chief executive and such other duties as from time to time may be assigned to him by the Board of Directors.  The Chief Executive Officer shall report directly to the Board of Directors and shall have the right to delegate any of his powers to any other officer or employee.

SECTION 4.                                  Powers and Duties of the President.  The President shall be the chief operating officer of the Corporation.  The President shall have the general powers and duties of supervision usually vested in the office of the president of a corporation and shall have such other powers and shall perform such other duties as may from time to time be assigned to him by the Board of Directors or the Chief Executive Officer.

SECTION 5.                                  Powers and Duties of the Executive Vice-Presidents and Vice-Presidents.  Each of the Executive Vice-Presidents, and Vice-Presidents shall have such powers and shall perform such duties as may from time to time be assigned to him by the Board of Directors.

SECTION 6.                                  Powers and Duties of the Secretary.  The Secretary shall record and keep the minutes of all meetings of the stockholders and, if so requested, the minutes of meetings of the Board of Directors.  He shall be the custodian of, and shall make or cause to be made the proper entries in, the minute book of the Corporation and such other books and records as the Board of Directors may direct.  He shall be the custodian of the seal of the Corporation and shall affix such seal to such contracts, instruments and other documents as the Board of Directors or any Committee thereof may direct.  He shall have such other powers and shall perform such other duties as may from time to time be assigned to him by the Board of Directors.

SECTION 7.                                  Powers and Duties of the Assistant Secretaries.  Each of the Assistant Secretaries shall have such powers and shall perform such duties as may from time to time be assigned to him by the Board of Directors.

SECTION 8.                                  Powers and Duties of the Treasurer.  The Treasurer shall be the custodian of all funds and securities of the Corporation.  Whenever so directed by the Board of Directors, he shall render a statement of his cash and other accounts, and he shall cause to be entered regularly in the books and records of the Corporation to be kept for such purpose full and accurate accounts of the Corporation's receipts and disbursements.  He shall at all reasonable times exhibit his books and accounts to any director upon application at the principal office of the Corporation during business hours.  He shall have such other powers and shall perform such other duties as may from time to time be assigned to him by the Board of Directors.

SECTION 9.                                  Powers and Duties of the Assistant Treasurers.  Each of the Assistant Treasurers shall have such powers and shall perform such duties as may from time to time be assigned to him by the Board of Directors.

SECTION 10.                                  Delegation.  In case of the absence of any officer, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may at any time and from time to time delegate all or any part of the powers or duties of any officer to any other officer or to any director or directors.

SECTION 11.                                  Removal.  Any officer may be removed from office at any time, with or without cause, by a vote or a majority of the directors then in office.

SECTION 12.                                  Resignation.  Any officer may resign at any time upon written notice to the Corporation, such resignation to take effect immediately without acceptance by the Corporation.

SECTION 13.                                  Voting of Stock.  The Chief Executive Officer or the President or any other person or persons designated by the Board of Directors shall have full power and authority at any meeting of stockholders of any corporation in which the Corporation holds stock to vote such stock and shall possess at such meeting all rights and powers incident to the ownership of such stock.

ARTICLE IV

STOCK
SECTION 1.                                  Certificates.  The shares of the Corporation shall be represented by certificates, or shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such shares, or a combination of both.  To the extent that shares are represented by certificates, such certificates shall be in such form as shall be approved by the Board of Directors.  Certificates shall be signed by the Chairman of the Board, the Chief Executive Officer or by the President or any Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or any Assistant Secretary, or by a printed or engraved facsimile of such signatures, and may be sealed with the seal of the Corporation or a printed or engraved facsimile thereof.  The certificates shall be countersigned by the transfer agent and registered by the registrar, which countersignature and registration may be printed or by engraved facsimile.

SECTION 2.                                  Transfer of Shares.  The shares of the Corporation shall be assignable and transferable on the books of the Corporation upon authorization by the person in whose name they appear on such books or by his duly authorized attorney and if such shares are represented by a certificate, upon surrender of the certificate representing such shares properly endorsed or accompanied by a duly executed stock transfer power.  In case of assignment or transfer by power of attorney, the power of attorney, duly executed and acknowledged, shall be deposited with the Corporation.

SECTION 3.                                  Regulations. The Board may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of stock of each class and series of the Corporation and may make such rules and take such action as it may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.

ARTICLE V

EXECUTION OF INSTRUMENTS
All checks, drafts or orders for the payment of money, all vouchers and receipts for payments, all promissory notes, acceptances and bills of exchange and all contracts, agreements, assignments and other instruments shall be signed by the Chief Executive Officer or the President or a Vice‑President or the Treasurer or such other officer or officers or such person or persons as the Board of Directors may from time to time designate.  All certifications shall be made by the Secretary or an Assistant Secretary or such other officer or officers or such person or persons as the Board of Directors may from time to time designate.

ARTICLE VI

SEAL
The seal of the corporation shall contain the name of the Corporation, the words "Corporate Seal", the year of its organization and the word "Delaware".

ARTICLE VII

INDEMNIFICATION
SECTION 1.                                  Indemnification.  Each person who was or is a party or is otherwise threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was, at any time during which this Article VII is in effect (whether or not such person continues to serve in such capacity at the time any indemnification or advancement of expenses pursuant hereto is sought or at the time any Proceeding relating thereto exists or is brought), a director or appointed officer of the Corporation or any of its subsidiaries or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation (hereinafter, a "Covered Person"), shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor of the Corporation by merger or otherwise) to the fullest extent authorized by the Delaware General Corporation Law as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide greater indemnification rights than said law permitted the Corporation to provide prior to such amendment or modification), against  all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred or suffered by such person in connection with such Proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.  Such indemnification shall continue as to a person who has ceased to be a director or appointed officer of the Corporation or ceased serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation, and shall inure to the benefit of his or her heirs, executors and administrators; provided, that except as provided in Section 4(a) of this Article VII, the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors. For purposes of this Article VII, the "appointed officers" shall be the persons appointed as officers by the Board of Directors or by the board of directors of any of the subsidiaries of the Corporation.
SECTION 2.                                  Claim Notification and Determination.  To obtain indemnification under this By-Law, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification.  Upon written request by a claimant for indemnification, a determination, if required by applicable law, with respect to the claimant's entitlement thereto shall be made as follows:  (a) by a majority of Disinterested Directors (as hereinafter defined), even though less than a quorum, or (b) by a committee of Disinterested Directors designated by majority vote of the Disinterested Directors, even though less than a quorum, or (c) if there are no Disinterested Directors, or if the Disinterested Directors so direct, by Independent Counsel (as hereinafter defined), in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (d) if a majority of the Disinterested Directors so directs, by a majority vote of the stockholders of the Corporation.  In the event the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected by the Disinterested Directors unless there shall have occurred within two years prior to the date of the commencement of the Proceeding for which indemnification is claimed a "Change in Control" as defined in the Corporation's 2006 Stock Incentive Plan, as amended and restated effective April 30, 2015, and as may be further amended from time to time, in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Disinterested Directors.  If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within ten days after such determination.
SECTION 3.                                  Mandatory Advancement of Expenses.  To the fullest extent authorized by the Delaware General Corporation Law as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide greater rights to advancement of expenses than said law permitted the Corporation to provide prior to such amendment or modification), each Covered Person shall have (and shall be deemed to have a contractual right to have) the right, without the need for any action by the Board of Directors, to be paid by the Corporation (and any successor of the Corporation by merger or otherwise) the expenses incurred in connection with any Proceeding in advance of its final disposition, such advances to be paid by the Corporation within twenty days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not, except to the extent specifically required by applicable law, in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter, the "Undertaking") by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal (a "final disposition") that such director or officer is not entitled to be indemnified for such expenses under this By-Law or otherwise.
SECTION 4.                                  Claims.
(a)            (i) If a claim for indemnification under this Article VII is not paid in full by the Corporation within thirty days after a written claim pursuant to Section 2 of this Article VII has been received by the Corporation, or (ii) if a request for advancement of expenses under Section 3 of this Article VII is not paid in full by the Corporation within twenty days after a statement pursuant to Section 2 of this Article VII and the required Undertaking, if any, have been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim for indemnification or request for advancement of expenses and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action that, under the Delaware General Corporation Law, the claimant has not met the standard of conduct which makes it permissible for the Corporation to indemnify the claimant for the amount claimed or that the claimant is not entitled to the requested advancement of expenses, but (except where the required Undertaking, if any, has not been tendered to the Corporation) the burden of proving such defense shall be on the Corporation.  Neither (x) the failure of the Corporation (including its Disinterested Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law nor (y) an actual determination by the Corporation (including its Disinterested Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
(b)            If a determination shall have been made pursuant to Section 2 of this Article VII that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to paragraph (a) of this Section 4.
(c)            The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to paragraph (a) of this Section 4 that the procedures and presumptions of this By-Law are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this By-Law.
SECTION 5.                                  Contract Rights.  All of the rights conferred in this Article VII, as to indemnification, advancement of expenses and otherwise, shall be contract rights between the Corporation and each Covered Person to whom such rights are extended that vest at the commencement of such Covered Person's service to or at the request of the Corporation and (a) any amendment or modification of this Article VII that in any way diminishes or adversely affects any such rights shall be prospective only and shall not in any way diminish or adversely affect any such rights with respect to such person and (b) all of such rights shall continue as to any such Covered Person who has ceased to be a director or officer of the Corporation or ceased to serve at the Corporation's request as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, as described herein, and shall inure to the benefit of such Covered Person's heirs, executors and administrators.
SECTION 6.                                  Non-Exclusivity of Rights.  All of the rights conferred in this Article VII, as to indemnification, advancement of expenses and otherwise, (a) shall not be exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or Disinterested Directors or otherwise both as to action in such person's official capacity and as to action in another capacity while holding such office and (b) cannot be terminated or impaired by the Corporation, the Board of Directors or the stockholders of the Corporation with respect to a person's service prior to the date of such termination.
SECTION 7.                                  Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any current or former director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.
SECTION 8.                                  Other Indemnification and Advancement of Expenses.  The Corporation may, to the extent authorized from time to time by the Board of Directors or the Chief Executive Officer, grant rights to indemnification and rights to advancement of expenses incurred in connection with any Proceeding in advance of its final disposition, to any current or former officer, employee or agent of the Corporation to the fullest extent permitted by applicable law.
SECTION 9.                                  Definitions.  For the purposes of this By-Law:
"Disinterested Director" means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.
"Independent Counsel" means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant's rights under this By-Law.
SECTION 10.                                  Notices.  Any notice, request or other communication required or permitted to be given to the Corporation under this By-Law shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary and shall be effective only upon receipt by the Secretary.
SECTION 11.                                  Severability.  If any provision or provisions of this By-Law shall be held to be invalid, illegal or unenforceable for any reason whatsoever:  (a) the validity, legality and enforceability of the remaining provisions of this By-Law (including, without limitation, each portion of any paragraph of this By-Law containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this By-Law (including, without limitation, each such portion of any paragraph of this By-Law containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE VIII

AMENDMENT OF BY-LAWS
By-Laws may be adopted, altered, amended or repealed by the Board of Directors or by the affirmative vote of not less than 80% of the outstanding stock of the Corporation entitled to vote in the election of directors.